UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 11, 2022, Purple Innovation, Inc. (the “Company”) and its interim chief financial officer, Bennett Nussbaum, entered into a second consultancy agreement (the “Second Consultancy Agreement”), effective August 19, 2022 (the “Effective Date”). As previously announced, Mr. Nussbaum was appointed as interim chief financial officer effective August 19, 2021. Under the Second Consultancy Agreement, Mr. Nussbaum will continue to serve as interim chief financial officer while the Company recruits a permanent chief financial officer, but in any event at least through the filing by the Company of its annual report on Form 10-K for the calendar year 2022. Once the Company hires and transitions to a permanent chief financial officer, Mr. Nussbaum’s title will transition to that of chief transformation officer with attendant responsibilities for transforming the Company’s processes and practices as needed from time to time

The parties agree Mr. Nussbaum’s engagement shall continue under the Second Agreement from the Effective Date until December 31, 2023 (the “Term”). The Company may renew the Second Consultancy Agreement for additional six (6) month terms (each being a “Renewal Term”) replacing and extending the beginning and ending dates accordingly. The Company may renew by giving sixty (60) days written notice of renewal prior to the end of the Term or Renewal Term. Either party may terminate the engagement at any time.

Under the terms of the Second Consultancy Agreement, Mr. Nussbaum will receive compensation comprised of (1) $50,000 per month for each month in the Term and any Renewal Term, pro-rated for partial months unless Mr. Nussbaum’s engagement is terminated for cause, (2) non-discretionary additional compensation in the total amount of $100,000 for each six (6) months of the Term and Renewal Term, pro-rated for a partial period, (3) the Company may provide additional discretionary payments of up to a total of $300,000 per twelve (12) month period at the discretion of the CEO, and (4) subject to approval of the Board, effective as of the Effective Date, Mr. Nussbaum will be granted cash-settled stock appreciation rights for 20,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan (“EIP”) with a Strike Price (as defined in the EIP) of $6.10 (the “SARs”). The SARs shall vest if Mr. Nussbaum remains in continuous service with the Company pursuant to the Second Consultancy Agreement through the Term. The Company has also agreed to reimburse Mr. Nussbaum for transportation and lodging expenses relating to his travel to the Company’s headquarters.

The foregoing description of the Second Consultancy Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Consultancy Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
99.1	Second Consultancy Agreement, dated as of August 11, 2022, by and among Bennett Nussbaum and Purple Innovation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2022	PURPLE INNOVATION, INC.

	By:	/s/ Bennett Nussbaum
Bennett Nussbaum
Interim Chief Financial Officer

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